================================================================================
                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                  FORM 8-K/A-1

                      ------------------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report: March 1, 2000 (Amending Form 8-K dated March 1, 2000 filed on March 16, 2000)



                            SEAL HOLDINGS CORPORATION

             (Exact name of registrant as specified in its charter)



          Delaware                     000-05667                64-0769296
(State or other jurisdiction     Commission File Number      (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                            5601 N. Dixie Highway, Suite 411
                             Fort Lauderdale, Florida 33334
           -----------------------------------------------------------
                   (Address of Principal Executive Offices) (Zip Code)




                                 (954) 771-1772
           -----------------------------------------------------------

                  (Registrant's telephone number, including area code)

Explanatory Note
----------------

This Report amends the Current Report on Form 8-K dated March 1, 2000 (filed on March 16, 2000) to report the Company's investment in Healthology, Inc. ("Healthology"). The Registrant hereby provides the information required by paragraphs (a) and (b) of Item 7 of such Current Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial statements of business acquired

The following audited financial statements of Healthology, LLC as of December 31, 1999 and 1998 and for the year ended December 31, 1999 and the period July 10, 1998 (date of inception) to December 31, 1998 are filed as Schedule A to this Report. Healthology, LLC is the predecessor to Healthology as a result of the conversion on March 1, 2000 of Healthology, LLC to a C corporation.

      Report of Independent Certified Public Accountants

      Financial Statements

         Balance Sheets

         Statements of Operations and Members' Equity

         Statements of Cash Flows

         Notes to Financial Statements

The following unaudited financial statements of Healthology, Inc. (and its predecessor, Healthology, LLC) as of March 31, 2000 and for the three month periods ended March 31, 2000 and 1999 are filed as Schedule B to this Report.

         Balance Sheet

         Statements of Operations

         Statements of Cash Flows

         Notes to Financial Statements

     (b) Pro forma financial information

On March 27, 2000, Seal Holdings Corporation (the "Company") completed the purchase of an approximate 21% interest in the issued shares of Healthology, Inc. ("Healthology"), such interest having been computed on an as-converted basis. Including capitalized transaction costs, the Company acquired approximately 3.1 million shares of Healthology Series A Convertible Voting Preferred Stock ("Healthology Preferred Shares") for cash of approximately $3.5 million. The Company obtained the funds for the Healthology acquisition through the issuance of its Class A common stock to the Company's majority stockholder at a purchase price of $5.25 per share. For further information on the Healthology acquisition and related funding, including additional pro forma financial information, please refer to the Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2000.

The unaudited Pro-Forma Condensed Statements of Operations (the "Pro Forma Statements") presented below for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the Company's investment in Healthology as if it had occurred on January 1, 1999. The Pro Forma Statements are based on the following:

o The historical results of operations of the Company,
o The pro forma effect of the Company's 21% equity in the loss of Healthology, and
o The pro-forma effect of amortization of the Company's net excess investment over its equity in Healthology.

The Pro Forma Statements and the accompanying notes (collectively the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto. The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future results of operations of the Company after the investment in Healthology or of the results of operations of the Company that would have actually occurred had the investment in Healthology occurred as of January 1, 1999.

                   Seal Holdings Corporation and Subsidiaries
              Unaudited Pro Forma Condensed Statement of Operations
                          Year Ended December 31, 1999

                                                            Seal Holdings          Pro Forma              Pro Forma
                                                             Corporation          Adjustments            As Adjusted
                                                            --------------        -----------          --------------
     Revenue
        Interest Income                                     $            -        $         -          $            -
                                                            --------------        -----------          --------------
                                                                         -                  -                       -
                                                            --------------        -----------          --------------
     Expenses:
              Salaries and benefits                                359,158                  -                 359,158
              Professional fees                                    306,073                  -                 306,073
              General and administrative                           112,357                  -                 112,357
                                                            --------------        -----------          --------------
     Total expenses                                                777,588                  -                 777,588
                                                            --------------        -----------          --------------
     Operating loss                                               (777,588)                 -                (777,588)
                                                            --------------        -----------          -------------
     Other income (expense):
              Equity in loss of Healthology                              -           (186,735)(a)            (186,735)
              Amortization of excess investment                          -           (574,626)(b)            (574,626)
                                                            --------------        -----------          --------------
                                                                         -           (761,361)               (761,361)
                                                            --------------        -----------          --------------
     Loss from continuing operations                        $     (777,588)       $  (761,361)         $   (1,538,949)
                                                            ==============        ===========          ==============
     Net loss from continuing operations attributable to
        common stockholders                                 $     (855,241)     $    (761,361)         $   (1,616,602)
                                                            ==============      =============          ==============
     Basic and diluted loss per share from continuing
        operations                                          $        (0.04)                            $        (0.07)
                                                            ==============                             ==============
     Average basic and diluted shares outstanding
                                                            $   22,300,143            669,880(c)           22,970,023
                                                            ==============      =============          ==============


Notes to the Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1999:

(a) Represents approximately 21% of the Healthology net loss for the year ended December 31, 1999 of $879,169.

(b) Represents amortization of the Company's net excess investment over its equity in Healthology computed as of the date the investment was consummated amortized over 5 years.

(c) The purchase price of the Healthology investment of approximately $3.5 million was financed through the issuance of Class A common stock to the Company's majority stockholder at a purchase price of $5.25 per share. Accordingly, the pro forma effect of the Healthology investment reflects an increase in the number of such shares issued.

                   Seal Holdings Corporation and Subsidiaries
              Unaudited Pro Forma Condensed Statement of Operations
                        Three Months Ended March 31, 2000

                                                            Seal Holdings          Pro Forma              Pro Forma
                                                             Corporation          Adjustments            As Adjusted
                                                            --------------        -----------          --------------
     Revenue
        Interest Income                                     $        1,194        $         -          $        1,194
                                                            --------------        -----------          --------------
                                                                     1,194                  -                   1,194
                                                            --------------        -----------          --------------

     Expenses:
              Salaries and benefits                                349,494                  -                 349,494
              Professional fees                                    264,458                  -                 264,458
              General and administrative                           100,059                  -                 100,059
                                                            --------------        -----------          --------------
     Total expenses                                                714,011                  -                 714,011
                                                            --------------        -----------          --------------
     Operating loss                                               (712,817)                 -                (712,817)
                                                            --------------        -----------          --------------

     Other income (expense):
              Equity in loss of Healthology                              -           (112,444)(d)            (112,444)
              Amortization of excess investment                          -           (143,657)(e)            (143,657)
                                                            --------------        -----------          --------------
                                                                         -           (256,101)               (256,101)
                                                            --------------        -----------          --------------
     Loss from continuing operations                        $     (712,817)       $  (256,101)         $     (968,918)
                                                            ==============        ===========          ==============
     Net loss from continuing operations attributable to
        common stockholders                                 $     (767,067)      $   (256,101)         $   (1,023,168)
                                                            ==============       ============          ==============
     Basic and diluted loss per share from continuing
        operations                                          $       (0.02)                             $        (0.03)
                                                            =============                              ==============
     Average basic and diluted shares outstanding
                                                               32,066,919             669,880(f)           32,736,799
                                                          ==================     ============          ==============

Notes to the Unaudited Pro Forma Condensed Statement of Operations for the three months ended March 31, 2000:

(d) Represents approximately 21% of the Healthology net loss for the three months ended March 31, 2000 of $529,398.

(e) Represents amortization of the Company's net excess investment over its equity in Healthology computed as of the date the investment was consummated amortized over 5 years.

(f) The purchase price of the Healthology investment of approximately $3.5 million was financed through the issuance of Class A common stock to the Company's majority stockholder at a purchase price of $5.25 per share. Accordingly, the pro forma effect of the Healthology investment reflects an increase in the number of such shares issued.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SEAL HOLDINGS CORPORATION



                                   By: /s/ Cecilio M. Rodriguez
                                      ----------------------------------------
                                   Cecilio M. Rodriguez, Chief Financial Officer Treasurer and Secretary



Dated:  May 15, 2000

                                   SCHEDULE A

                               Healthology L.L.C.

                              FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

                                 C O N T E N T S

                                                                           Page
                                                                           ----
Report of Independent Certified Public Accountants                            8


Financial Statements

      Balance Sheets                                                          9

      Statements of Operations and Members' Equity                           10

      Statements of Cash Flows                                               11

      Notes to Financial Statements                                      12- 19

Accountants and                                                   Grant Thornton
Management Consultants
Grant Thornton LLP
The US Member Firm of
Grant Thornton International


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Members of
  Healthology L.L.C.

We have audited the accompanying balance sheets of Healthology L.L.C. as of December 31, 1999 and 1998 and the related statements of operations and members' equity and cash flows for the year ended December 31, 1999 and the period July 10, 1998 (date of inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthology L.L.C. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the year ended December 31, 1999 and the period July 10, 1998 (date of inception) to December 31, 1998, in conformity with accounting principles generally accepted in the United States.

/s/ Grant Thornton, LLP

New York, New York
March 8, 2000

THE CHRYSLER CENTER
666 Third Avenue
New York, NY  10017
Tel:  212 599-0100
Fax:  212 370-4520

                               Healthology L.L.C.

                                 BALANCE SHEETS

                                  December 31,

                                                                                 1999                  1998
                                                                              ---------              --------
                                     ASSETS
CURRENT ASSETS
    Cash                                                                      $ 155,596               $ 3,566
    Accounts receivable                                                          53,718
    Due from related parties                                                     77,273
    Due from officer                                                              4,216
    Prepaid expenses and other current assets                                    18,055                   885
                                                                              ---------               -------

         Total current assets                                                   308,858                 4,451

EQUIPMENT (net of accumulated depreciation
    and amortization)                                                           425,417                29,300
                                                                              ---------               -------

                                                                              $ 734,275               $33,751
                                                                              =========               =======


                        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                     $ 311,888               $ 1,895
    Due to related parties                                                       51,245
    Deferred revenue                                                             25,625
    Current portion of capital lease obligations                                  4,460
    Loan payable                                                                 18,940
                                                                              ---------               -------
         Total current liabilities                                              412,158                 1,895

CAPITAL LEASE OBLIGATIONS                                                        10,325
                                                                              ---------               -------
         Total liabilities                                                      422,483                 1,895

COMMITMENTS

MEMBERS' EQUITY                                                                 612,683                31,856

EQUITY-BASED COMPENSATION                                                      (300,891)
                                                                              ---------               -------
                                                                                311,792                31,856
                                                                              ---------               -------
                                                                              $ 734,275               $33,751
                                                                              =========               =======

The accompanying notes are an integral part of these statements.

                               Healthology L.L.C.

                  STATEMENTS OF OPERATIONS AND MEMBERS' EQUITY

                                                                                              Period from
                                                                                               inception
                                                                                            (July 10, 1998)
                                                                        Year ended              through
                                                                        December 31,          December 31,
                                                                           1999                   1998
                                                                        -----------            ----------
Revenues                                                                $   962,148            $    2,000
Cost of revenues                                                            834,083                80,006
                                                                         ----------            ----------
           Gross profit                                                     128,065               (78,006)
                                                                         ----------            ----------
Expenses
    General and administrative                                              542,089                56,947
    Sales and marketing                                                     447,880                12,672
    Depreciation and amortization                                            16,283
                                                                         ----------            ----------

                                                                          1,006,252                69,619
                                                                         ----------            ----------

           Loss from operations                                            (878,187)             (147,625)

Other income                                                                    738                   110
                                                                         ----------            ----------

           Loss before state and local
               income taxes                                                (877,449)             (147,515)

State and local income taxes                                                  1,720
                                                                         ----------            ----------

           NET LOSS                                                        (879,169)             (147,515)

Members' equity - beginning of period                                        31,856
Net equity contributions                                                    642,629               164,371
                                                                         ----------            ----------

                                                                           (204,684)               16,856

Equity-based compensation                                                   817,367                15,000
                                                                         ----------            ----------

Members' equity - end of period                                         $   612,683            $   31,856
                                                                         ==========            ==========



The accompanying notes are an integral part of these statements.

                               Healthology L.L.C.

                            STATEMENTS OF CASH FLOWS

                                                                                                               Period from
                                                                                                                inception
                                                                                                             (July 10, 1998)
                                                                                         Year ended              through
                                                                                        December 31,           December 31,
                                                                                             1999                  1998
                                                                                        ------------           ------------
Cash flows from operating activities
   Net loss                                                                               $(879,169)            $(147,515)
   Adjustments to reconcile net loss to net cash used in
     operating activities
       Depreciation and amortization                                                         85,886
       Equity-based expense                                                                 516,476                55,371
       Changes in assets and liabilities
         Accounts receivable                                                                (53,718)
         Due from related parties                                                           (77,273)
         Due from officer                                                                    (4,216)
         Prepaid expenses and other assets                                                  (17,170)                 (885)
         Accounts payable and accrued expenses                                              309,993                 1,895
         Due to related parties                                                              51,245
         Deferred revenue                                                                    25,625
                                                                                          ---------             ---------

           Net cash used in operating activities                                            (42,321)              (91,134)
                                                                                          ---------             ---------

Cash flows from investing activities
    Purchases of equipment                                                                 (464,999)              (29,300)
                                                                                           --------             ---------
           Net cash used in investing activities                                           (464,999)              (29,300)
                                                                                           --------             ---------
Cash flows from financing activities
   Contributions from members                                                               662,629               124,000
   Distribution to member                                                                    (1,060)
   Payments on capital lease obligation                                                      (2,219)
                                                                                         ----------             ---------
           Net cash provided by financing activities                                        659,350               124,000
                                                                                           --------              --------
           NET INCREASE IN CASH                                                             152,030                 3,566

Cash at beginning of period                                                                   3,566
                                                                                         ----------           -----------
Cash at end of period                                                                     $ 155,596           $     3,566
                                                                                           ========            ==========

Supplemental disclosures of cash flow information:
    Cash paid during the period for
       Income taxes                                                                     $     1,720

Noncash financing activities in 1999:
     Capital lease obligations of $17,004 were incurred when the Company entered into leases for new equipment, and members' equity of $20,000 was converted into a loan of $18,940.


The accompanying notes are an integral part of these statements.

                               Healthology L.L.C.

                          NOTES TO FINANCIAL STATEMENTS

           Period from inception (July 10, 1998) to December 31, 1998 and the year ended December 31, 1999


NOTE A - NATURE OF OPERATIONS

     Healthology L.L.C. (the "Company"), a Limited Liability Company, was formed in the State of Delaware on July 10, 1998. The Company is an online health media company. The Company produces and distributes original content that is generated by health professionals. In addition, the Company has developed a network of content partners from the healthcare industry. The Company is also a producer of health-related streaming media. A Web site at www.healthology.com is maintained by the Company as a vehicle for its services.

     The Company has distribution arrangements with other Web sites. The Company transmits content to and receives hypertext links from these sources.

     The Company's primary revenue sources are the sponsorship and licensing of health-related content and streaming media, and fees charged for the development of Web sites, health-related content and streaming media.

     For the period from inception (July 10, 1998) to December 31, 1998, the Company was considered to be in the development stage. During the year ended December 31, 1999, the Company emerged from the development stage, and has raised significant funding through private placements of its securities in order to build its business. Should this funding not be sufficient, the Company will be required to raise additional funds in order to continue its current growth and spending rates. Should sources of capital not be available, the Company will scale back planned growth (see Note J).

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.  Cash and Cash Equivalents

         The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     2.  Equipment

         Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to five years. Amortization of assets under capital leases is computed using the straight-line method over the lease term or the estimated useful lives of the assets, ranging from three to five years.

                               Healthology L.L.C.

           Period from inception (July 10, 1998) to December 31, 1998 and the year ended December 31, 1999



NOTE B (continued)

     3.  Web Site Development Costs

         Web site development costs are accounted for in accordance with SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This statement requires capitalization of various costs related to the development of software that will be used to operate the Company's Web site and related back-end server technology. Capitalized software development costs are amortized over the estimated useful life of the software, generally three years. Software development costs incurred in the pre-production and post-implementation phases of software development projects are expensed as incurred. The cost of developing content and streaming media that is published on the Web site is expensed as incurred.

     4.  Revenue Recognition

         Revenue from fees charged for Web site development projects is recognized in the period in which the service has been performed. Revenue from sponsored content and streaming media is recognized in the period in which the content or streaming media premiers. Revenue from licensing of content is recognized monthly based on the number of impressions delivered.

     5.  Cost of Revenues

         Cost of revenues consists primarily of content fees to third parties, payroll and other related expenses for the Company's editorial, programming and design staff who are responsible for creating content on its Web site. Also included are payments to certain content providers and to technology suppliers (such as hosting companies) and amortized Web site development costs. Amortized Web site development costs amounted to $69,603 and $0 for the periods ended December 31, 1999 and 1998, respectively.

     6.  Sales and Marketing Expenses

         Selling and marketing expenses consist primarily of advertising and promotion costs and payroll expenses for the Company's staff who are responsible for marketing activities.

                               Healthology L.L.C.

           Period from inception (July 10, 1998) to December 31, 1998 and the year ended December 31, 1999


NOTE B (continued)

     7.  General and Administrative Expenses

         General and administrative expenses consist of salary and related costs for executive, finance and accounting, technical and administrative functions, as well as professional service fees. General and administrative expenses also include rent, office supplies and telephone charges.

     8.  Stock-based Compensation

         The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," and elected to continue the accounting set forth in Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." This opinion requires that for options granted at less than fair market value, a compensation charge be recognized for the difference between the exercise price and fair market value over the vesting period.

     9.  Use of Estimates

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C - EQUIPMENT

     Equipment consists of the following:

                                                        1999             1998
                                                      --------         -------

      Computer equipment                              $ 36,130         $29,300
      Computer software                                432,967
      Office equipment                                  42,206
                                                      --------         -------

                                                       511,303          29,300
      Less accumulated depreciation
        and amortization                               (85,886)
                                                      --------         -------

                                                      $425,417         $29,300
                                                      ========         =======

                               Healthology L.L.C.

           Period from inception (July 10, 1998) to December 31, 1998 and the year ended December 31, 1999


NOTE C (continued)

     Assets under capital lease at December 31, 1999 and 1998 were $17,004 and $0, respectively, and related accumulated amortization was $0.

     Included in computer software at December 31, 1999 is $127,313 of capitalized Web site development costs that were charged to a related party in terms of an agreement to develop Web sites (See Note I). Healthology owns the Web site, related content and streaming media, and is able to generate additional sponsorship and licensing revenues from the Web site.

NOTE D - INCOME TAXES

     The Company is a Limited Liability Company. Accordingly, no provision has been made in the accompanying financial statements for Federal income taxes, since the income of the Company would be included in the income tax returns of the members. The Company is, however, responsible for local taxes and filing fees.

NOTE E - MEMBERS' EQUITY

     Through the period ended December 31, 1998, members of the Company contributed equity totaling $124,000. Officers of the Company received equity totaling $40,371 in return for paying various expenses on behalf of the Company. The Company also issued equity totaling $15,000 in return for professional services provided to the Company.

     During 1999, the Company issued 900,000 units at $.50 per unit, and 320,003 units at $.60 per unit. In addition, officers of the Company contributed additional equity totaling $20,627 during 1999.

     In June 1999, the Company entered into consulting agreements with two individuals for the performance of specified services. Under this agreement, the individuals were granted 1,000,000 units in the Company. Of these units, 169,495 units vested immediately, 330,505 units vested equally over the first eight months of the agreement, and 500,000 units vest once certain funding thresholds are achieved by the Company. At December 31, 1999, 917,374 units had vested. During the year ended December 31, 1999, the Company recorded deferred compensation for the above units of $400,000, of which $383,475 was amortized to expense during 1999.

                               Healthology L.L.C.

           Period from inception (July 10, 1998) to December 31, 1998 and the year ended December 31, 1999



NOTE E (continued)

     In 1999, the Company also issued 500,000 warrants, exercisable at $.50 to certain members in connection with their services in securing revenues for the Company. The warrants expire on December 31, 2009. During 1999, 435,333 warrants were earned and were fully exercisable as at December 31, 1999. During the year ended December 31, 1999, the Company recorded compensation expense for the warrants totaling $116,807.

NOTE F - STOCK OPTION PLAN

     During 1999, the Board of Directors approved the Healthology L.L.C. Non-Qualified Option Plan (the "Plan"). Under the Plan approved by the Board of Directors, the total number of stock options that may be granted is 2,600,000.

     The stock options granted permit the employees and nonemployees the right and option to purchase Company Units ("units"). Except for a change in control, as defined, no option may be exercisable after ten years from the date of grant. Stock options granted to employees vest over a four-year period, with one-quarter of the options becoming exercisable one year from the date of grant, or are contingently exercisable once certain predetermined conditions have been met. Stock options granted to nonemployees vest over a two-year period. During 1999, pursuant to the Plan, the Board of Directors granted 802,160 stock options to employees and non-employees, all exercisable at below fair value. In addition, of the stock options granted in 1999, 204,000 are contingently exercisable upon the attainment of certain performance measures.

     A summary of the Company's stock option activity and related information for the period ended December 31, 1999 follows:

                                                                  Exercise price
                                               Options               per unit
                                               -------            --------------
     Balance, January 1, 1999
         Granted                                802,160                $.10
         Exercised
                                                -------

     Balance, December 31, 1999                 802,160                $.10
                                                =======

     As of December 31, 1999, approximately 18,200 of the Company's stock options were exercisable.

                               Healthology L.L.C.

           Period from inception (July 10, 1998) to December 31, 1998 and the year ended December 31, 1999



NOTE F (continued)

     For these options, the Company recorded deferred compensation totaling $300,560, of which $16,194 was amortized to expense during 1999.

     Pro forma information regarding net loss required by SFAS No. 123, as if the Company had accounted for its stock options under the fair value method, is not material. The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted-average assumptions used for grants in 1999: risk-free interest rates of 6.5 percent; expected lives of 10 years.

NOTE G - EQUITY-BASED COMPENSATION

     The amount of deferred compensation expense that has been recorded relating to the units and options issued and described in Notes E and F, is as follows:

                                                  1999                 1998
                                               -----------         --------

      Employee stock options                    $ 286,055          $
      Nonemployee stock options                    14,505
      Nonemployee units                           400,000           15,000
      Nonemployee warrants                        116,807
                                                 --------

                                                  817,367           15,000
      Current period amortization                (516,476)         (15,000)
                                                 --------         --------

                                                $ 300,891        $
                                                =========        =========

     The amount of equity-based expense to be recognized is as follows:

                    Year ended  December 31,
                    2000                                    $100,593
                    2001                                      79,235
                    2002                                      73,884
                    2003                                      47,179
                                                            --------

                                                            $300,891

                               Healthology L.L.C.

           Period from inception (July 10, 1998) to December 31, 1998 and the year ended December 31, 1999



NOTE H - COMMITMENTS

     Capital Lease Obligations

     The annual maturities of capital lease obligations for equipment at December 31, 1999 are as follows:

       Year ending December 31,
           2000                                                     $ 5,995
           2001                                                       5,995
           2002                                                       5,628
                                                                    -------

                                                                     17,618

           Less amount representing interest                         (2,833)
                                                                    -------

       Present value of net minimum lease payments
           including current portion of $4,460                      $14,785
                                                                    =======


NOTE I - RELATED PARTY TRANSACTIONS

     During 1999, the Company together with OmegaMed, Inc. (a company which is owned by two members of the Company), jointly secured sponsorships for the development of two Web sites, www.alphacancer.com and www.alphaoncology.com. These Web sites publish health-related content and streaming media. The Company earned revenues from the related party totaling approximately $683,200 for the technical and editorial resources content that it contributed in the development of these Web sites. In addition, the Company billed related parties $96,800 for technical and editorial resources contributed in the development of content and streaming media in connection with additional sponsorships that were jointly secured which were unrelated to the above two Web sites. Amounts due from related parties at December 31, 1999 were approximately $77,300.

     During 1999, the Company recorded equity-based compensation expense of $116,807 in respect of warrants issued to members of the Company in connection with services provided by the members in securing revenue for the Company (see Notes E and G).

     The Company incurred consulting, other professional and administrative expenses from related parties amounting to approximately $142,500 and $45,400 for the year ended December 31, 1999 and the period ended December 31, 1998, respectively. Amounts due to related parties were approximately $51,200 and $0 at December 31, 1999 and December 31, 1998, respectively.

                               Healthology L.L.C.

           Period from inception (July 10, 1998) to December 31, 1998 and the year ended December 31, 1999



NOTE J - SUBSEQUENT EVENTS (UNAUDITED)

     1.  Conversion to C Corporation Status

         As a result of a private placement that the Company finalized on March 1, 2000, the Company converted to a C Corporation and will be subject to Federal and all applicable state income taxes. The Company is in the process of determining the amount of any deferred tax liability that may need to be recognized.

         Each membership interest in the Company was converted into one share of common stock in the new company. The new company has 30,000,000 shares of common stock authorized, of which 11,150,505 are issued and outstanding. The new company has reserved 2,600,000 shares of common stock, which will be issued in accordance with the Healthology Non-Qualified Stock Option Plan. All outstanding stock options and warrants for units will convert at a rate of 1 to 1 into stock options and warrants of common stock.

         The new company also has 15,000,000 shares of preferred stock, of which, 3,500,000 will be designated as noncumulative Series A Preferred Stock. The Series A Preferred Stock can be converted at the option of the holder at any time into fully paid shares of common stock at a predetermined conversion rate. The Series A Preferred Stock will be automatically converted into fully paid shares of common stock if the Company undertakes an Initial Public Offering in which the Company receives gross proceeds of at least $20,000,000 and has a post-Initial Public Offering valuation of at least $60,000,000. The conversion rate will initially be one share of Series A Preferred Stock converted into one share of common stock.

     2.  Private Placement

         During January and February 2000, the Company issued 100,000 units at $.60 per unit as part of a private placement.

         On March 1, 2000, subject to certain closing conditions, the Company agreed to sell 3,211,453 shares of the Series A Preferred Stock to Seal Holdings Corp., f/k/a Seal Fleet Inc. ("Seal"), pursuant to a Series A Preferred Stock Purchase Agreement dated March 1, 2000 between the Company and Seal. The total purchase price for the Preferred Stock was $3,211,453, of which $1,000,000 (for 1,000,000 Preferred Shares) was paid at the initial closing on March 1, 2000 and $2,211,453 (for 2,211,453 Preferred Shares) will be paid at a second closing on March 27, 2000. In addition, the transaction provided for Seal to have up to two representatives on the Company's Board of Directors.

                                   SCHEDULE B

                                Healthology, Inc.

                UNAUDITED INTERIM CONDENDSED FINANCIAL STATEMENTS

                                 March 31, 2000

                                 C O N T E N T S

                                                                      Page
                                                                      ----
      Condendsed Balance Sheet                                          21

      Condendsed Statements of Operations                               22

      Condendsed Statements of Cash Flows                               23

      Notes to Unaudited Condensed Financial Statements            24 - 25

                                Healthology, Inc.

                       UNAUDITED CONDENDSED BALANCE SHEET

                                 March 31, 2000

                                     ASSETS
CURRENT ASSETS

    Cash                                                                                  $ 2,757,874
    Accounts receivable                                                                       262,476
    Due from related parties                                                                   37,254
    Prepaid expenses and other current assets                                                  54,715
                                                                                          -----------
         Total current assets                                                               3,112,319

EQUIPMENT (net of accumulated depreciation
    and amortization)                                                                         446,226
                                                                                          -----------
                                                                                          $ 3,558,545
                                                                                          ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                                   $ 252,618
    Due to related parties                                                                    137,500
    Deferred revenue                                                                          114,042
    Current portion of capital lease obligations                                                7,946
                                                                                          -----------

         Total current liabilities                                                            512,106

CAPITAL LEASE OBLIGATIONS                                                                      15,653
                                                                                          -----------
         Total liabilities                                                                    527,759
                                                                                          -----------

COMMITMENTS

SHAREHOLDERS' EQUITY:
    Preferred stock, $0.01 par value per share. Authorized
      15,000,000 shares. Issued and outstanding 3,211,453 shares.
    Common stock, $0.01 par value per share. Authorized
      30,000,000 shares. Issued and outstanding 11,180,505
    Additional paid-in capital                                                              1,617,562
    Accumulated deficit                                                                    (1,556,082)
    Equity-based compensation                                                                (261,997)
                                                                                          -----------
    Total shareholders' equity                                                              3,030,786
                                                                                          -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                $ 3,558,545
                                                                                          ===========

The accompanying notes are an integral part of these statements.

                                Healthology, Inc.

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

                                                                      Three Months Ended March 31,
                                                                    ---------------------------------
                                                                       2000                  1999
                                                                    -----------          ------------
Revenues                                                            $   194,346          $     49,781
Cost of revenues                                                        310,048                49,333
                                                                    -----------          ------------
           Gross (loss) profit                                         (115,702)                  448
                                                                    -----------          ------------

Expenses
    General and administrative                                          263,970                84,950
    Sales and marketing                                                 153,776                45,803
    Depreciation and amortization                                         5,990                  2,442
                                                                    -----------          ------------
                                                                        423,736               133,195
                                                                    -----------          ------------

           Loss from operations                                        (539,438)             (132,747)

Other income                                                             10,040                     -
                                                                    -----------          ------------
           Loss before state and local
               income taxes                                            (529,398)             (132,747)

State and local income taxes                                                  -                     -
                                                                    -----------          ------------
           NET LOSS                                                 $  (529,398)         $   (132,747)
                                                                    ===========          ============



The accompanying notes are an integral part of these statements.

                                Healthology, Inc.

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                                    Three Months Ended March 31,
                                                                  ------------------------------
                                                                      2000                1999
                                                                  -----------          ---------
Cash flows from operating activities
   Net loss                                                       $  (529,398)         $(132,747)
   Adjustments to reconcile net loss to net cash used in
     Operating activities

       Depreciation and amortization                                    5,990              2,442
       Gain or disposal of equipment                                   (2,500)                 -
       Equity-based expense                                            38,894              4,000
       Changes in assets and liabilities
         Accounts receivable                                         (208,758)           (77,629)
         Due from related parties                                      44,235                  -
         Due from officer                                                   -                  -
         Prepaid expenses and other assets                            (36,660)                 -
         Accounts payable and accrued expenses                         44,051                  -
         Due to related parties                                       (17,066)                 -
         Deferred revenue                                              88,417            100,000
                                                                  -----------        -----------

           Net cash used in operating activities                     (572,795)          (103,934)
                                                                  -----------        -----------

Cash flows from investing activities
    Purchases of equipment                                            (16,344)                 -
    Proceeds from disposal of equipment                                 2,500                  -
                                                                  -----------        -----------

           Net cash used in investing activities                      (13,844)                 -
                                                                  -----------        -----------

Cash flows from financing activities
   Proceeds from sale of common and prefered stock                  3,209,498            185,000
   Payment on note payable                                            (18,940)                 -
   Payments on capital lease obligations                               (1,641)                 -
                                                                  -----------        -----------

           Net cash provided by financing activities                3,188,917            185,000
                                                                  -----------        -----------

           NET INCREASE IN CASH                                     2,602,278             81,066

Cash at beginning of period                                           155,596              3,566
                                                                  -----------        -----------

Cash at end of period                                             $ 2,757,874        $    84,632
                                                                  ===========        ===========


The accompanying notes are an integral part of these statements.

                               Healthology , Inc.

                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

                                 March 31, 2000

NOTE A - NATURE OF OPERATIONS

     Healthology, Inc. is a Delaware Corporation formed on March 1, 2000 as a result of the conversion of its predecessor, Healthology, LLC, from a Delaware Limited Liability Company to a C Corporation (See Note C). References to the "Company" relate to Healthology, Inc. and its aforementioned predecessor. The Company is an online health media company. The Company produces and distributes original content that is generated by health professionals. In addition, the Company has developed a network of content partners from the healthcare industry. The Company is also a producer of health-related streaming media. A Web site at www.healthology.com is maintained by the Company as a vehicle for its services.

     The Company has distribution arrangements with other Web sites. The Company transmits content to and receives hypertext links from these sources.

     The Company's primary revenue sources are the sponsorship and licensing of health-related content and streaming media, and fees charged for the development of Web sites, health-related content and streaming media.

     For the period from inception (July 10, 1998) to December 31, 1998, the Company was considered to be in the development stage. During the year ended December 31, 1999 and the first quarter of 2000, the Company emerged from the development stage, and has raised significant funding through private placements of its securities in order to build its business. Should this funding not be sufficient, the Company will be required to raise additional funds in order to continue its current growth and spending rates. Should sources of capital not be available, the Company intends to scale back planned growth.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The interim financial statements for the periods ended March 31, 2000 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. For further information, refer to the financial statements and footnotes thereto included elsewhere herein for the year ended December 31, 1999.

                                Healthology, Inc.

                                 March 31, 2000

NOTE C - CONVERSION TO C CORPORATION STATUS

         As a result of a private placement that the Company finalized on March 1, 2000, the Company converted to a C Corporation and will be subject to Federal and all applicable state income taxes. The Company is in the process of determining the amount of any deferred tax liability that may need to be recognized.

         Each membership interest in Healthology, LLC was converted into one share of common stock in Healthology, Inc. The Company has reserved 2,600,000 shares of common stock, to be issued in accordance with the Healthology Non-Qualified Stock Option Plan. All outstanding stock options and warrants for units of Healthology, LLC converted at a rate of 1 to 1 into stock options and warrants of common stock of Healthology, Inc. At March 31, 2000, the Company had granted options to purchase approximately 1.1 million shares of common stock at an average exercise price of $0.32 per share. In addition, at March 31, 2000, there were 500,000 warrants outstanding to purchase common stock at $0.50 per share.

         Of the Company's 15,000,000 authorized shares of preferred stock, 3,500,000 have been designated as noncumulative Series A Preferred Stock. The Series A Preferred Stock can be converted at the option of the holder at any time into fully paid shares of common stock at a predetermined conversion rate. The Series A Preferred Stock will be automatically converted into fully paid shares of common stock if the Company undertakes an Initial Public Offering in which the Company receives gross proceeds of at least $20,000,000 and has a post-Initial Public Offering valuation of at least $60,000,000. The conversion rate will initially be one share of Series A Preferred Stock into one share of common stock.

NOTE D - PRIVATE PLACEMENT

         During January and February 2000, the Healthology, LLC issued 100,000 units at $.60 per unit as part of a private placement.

         On March 1, 2000, the Company agreed to sell 3,211,453 shares of the Series A Preferred Stock to Seal Holdings Corp., ("Seal"), pursuant to a Series A Preferred Stock Purchase Agreement dated March 1, 2000 between the Company and Seal. The total purchase price for the Preferred Stock was $3,211,453, of which $1,000,000 (for 1,000,000
         Preferred Shares) was paid at the initial closing on March 1, 2000 and $2,211,453 (for 2,211,453 Preferred Shares) was paid at a second closing on March 27, 2000. In addition, the transaction provided for Seal to have up to two representatives on the Company's Board of Directors.